                                                             EXHIBIT (4) (e) (1)





Filed with Post-Effective Amendment No. 9 to this Registration Statement on Form N-4 on March 1, 1990.

                       [LOGO OF MET-LIFE APPEARS HERE]

                              METROPOLITAN LIFE
                           AND AFFILIATED COMPANIES

                      METROPOLITAN LIFE INSURANCE COMPANY
                A Mutual Company Incorporated in New York State
               One Madison Avenue--New York, New York 10010-3690
________________________________________________________________________________
Contractholder

           Trustee of the Metropolitan Group Annuity Contracts Trust

________________________________________________________________________________
Group Annuity Contract No.                             Issue Date

          8674-4                                       November 1, 1988


________________________________________________________________________________
In Consideration of the Contractholder's payments under this Contract,

                      METROPOLITAN LIFE INSURANCE COMPANY
                         (HEREIN CALLED METROPOLITAN)

Agrees to make payments, and to pay annuities bought, under this Contract, in accordance with and subject to its terms.

Therefore, the Contractholder and Metropolitan execute this Contract in duplicate to take effect as of the Issue Date.

                                       METROPOLITAN LIFE INSURANCE COMPANY


________________________________
Signature

________________________________
Title

________________________________       _______________________________________
Witness                                Registrar

________________________________        ______________________________________
Date                                   Date

________________________________       _______________________________________
City and State                         City and State



Group Annuity Contract
Deferred and Immediate Annuities
Accumulation Value
Participating

Form G.2952

                                   CONTENTS

                                                                          Page
Section 1.  Definitions...............................................      2

Section 2.  Annuities

  2.01      Purchase of Annuities.....................................      2

  2.02      Report of Annuities.......................................      2

  2.03      Purchase Payments.........................................      3

  2.04      Purchase of Annuity.......................................      3

  2.05      Annuity Certificates......................................      3

  2.06      Death of Annuitant Before Annuity Commencement Date.......      3

  2.07      Surrender of Annuity Before Annuity Commencement Date.....      3

  2.08      Proof that Annuitant is Alive on Annuity Commencement Date      3

Section 3.  General Provisions

  3.01      Participation; Dividends..................................      4

  3.02      Metropolitan's Liability..................................      4

  3.03      Misstatements.............................................      4

  3.04      Changes by Metropolitan...................................      4

  3.05      Discontinuance of Purchases...............................      4

  3.06      Communications; Payments to Metropolitan..................      5

  3.07      Entire Contract...........................................      5

  3.08      Termination of Contract...................................      5

Form G.2952

Section 1.  Definitions

  1.01 Annuitant" means a person upon whose life a Certificate has been issued under this Contract.


  1.02 "Annuity" means an annuity payable under this Contract for which a Certificate has been issued.

  1.03 "Annuity Commencement Date" means the date as of which payment of an Annuity is to commence.


  1.04 "Business Day" means a day on which the Home Office of Metropolitan in New York, New York is open for business.

  1.05 "Certificate" means a certificate issued to the Owner of an Annuity pursuant to Section 2.05.

  1.06 "Discontinuance Date" means the date on and after which no further Purchase Payments will be made to Metropolitan under this Contract.

  1.07 "Owner" means the person so reported to Metropolitan at the date of purchase of the Certificate.

  1.08 "Purchase Date" means the date as of which Metropolitan receives the Purchase Payment for an annuity purchased under this Contract or such other date Metropolitan agrees to.

  1.09 "Purchase Payment" means an amount paid to Metropolitan to purchase an Annuity under this Contract.

Section 2.  Annuities

  2.01      Purchase of Annuities

            Annuities may be purchased under this Contract prior to the Discontinuance Date.

   2.02     Report of Annuities

            For each Annuity purchased under this Contract the purchaser will report the following information to Metropolitan:

            (a) The name, sex (if relevant), date of birth, social security number, and state of residence of the Annuitant and the name of the beneficiary, if any.

            (b) The name, address and social security number of the Owner.

            (c) The Annuity Commencement Date. This must be a date after
                Metropolitan receives the report. If Metropolitan receives the report less than thirty one days before the date reported as the Annuity Commencement Date, Metropolitan will have the right to make the Annuity Commencement Date thirty days from the date Metropolitan receives the report.

Form G.2952                           (2)

            (d) The form of each annuity to be purchased. Such form will be any form which Metropolitan is willing to provide.

  2.03      Purchase Payments


            The Purchase Payment for each annuity will be a single payment and will accompany each report made under Section 2.02 unless Metropolitan agrees otherwise, Metropolitan need not accept any Purchase Payment of less than $5,000.00 for any Annuity or any Purchase Payments that will cause the total of all Purchase Payments accepted with respect to any Owner or Annuitant to exceed $500,000.00. Metropolitan will have no liability with respect to any Annuity until it accepts the Purchase Payment unless Metropolitan agrees otherwise.

  2.04      Purchase of Annuity

            On the Purchase Date Metropolitan will determine the monthly rate of the Annuity by applying the annuity purchase rates in Table I. However, if on the Purchase Date Metropolitan has in effect more favorable rates for the purchase of annuities under contracts in the class to which this Contract belongs, then such more favorable rates will be applicable.

  2.05      Annuity Certificates

            Metropolitan will issue to the Owner of an Annuity purchased under this Contract a Certificate describing the benefits provided thereunder.

  2.06      Death of Annuitant Before Annuity Commencement Date

            If the Annuitant dies before the Annuity Commencement Date Metropolitan will have no further liability except as may be provided by the form of the Annuity purchased or as may be agreed by Metropolitan when the Annuity is purchased.

  2.07      Surrender of Annuity Before Annuity Commencement Date

            No Annuity will have any cash surrender value before the Annuity Commencement Date except as may be provided by the form of Annuity purchased or as may be agreed by Metropolitan when the Annuity is purchased.

  2.08      Proof that Annuitant is Alive on Annuity Commencement Date

            If requested by Metropolitan, satisfactory proof must be furnished to Metropolitan that an Annuitant was alive on the Annuity Commencement Date or his or her death before the Annuity Commencement Date will be conclusively presumed.

Form G.2952                           (3)

Section 3.  General Provisions

  3.01      Participation; Dividends

            This Contract is a participating contract. Metropolitan will determine annually the dividends, if any, to which the Contract may be entitled. Any dividend payable will be equitably apportioned among the Owners of Annuities hereunder. However, in view of the terms of each Certificate, Metropolitan does not anticipate that any dividends will be payable under this Contract.

  3.02      Metropolitan's Liability

            Metropolitan's only liability with respect to the payment of benefits under this Contract is to make the payments provided in the Certificates issued hereunder. The liability to make such payments is that of Metropolitan and not of the Contractholder.

  3.03      Misstatements

            If the age or sex (if relevant) or any other relevant fact relating to any individual is found to be misstated, Metropolitan will not pay a greater amount of annuity than that provided by the actual Purchase Payment and the correct information. Any overpayment of annuity will, together with interest, be deducted from future annuity payments. Any adjustment due to an underpayment of an annuity will, together with interest, be paid immediately upon receipt of the corrected information. The interest rate will be that used to determine the monthly rate of annuity.

  3.04      Changes by Metropolitan

            Metropolitan reserves the right to change any of the following items one year from the Issue Date and at any time thereafter:

            (a) The annuity purchase rates in effect under this Contract set forth in Table 1.

            (b) The amount of the minimum or maximum Purchase Payments.

            Metropolitan will give the Contractholder notice of any such change not less than 90 days before its effective date. No such change in any of the foregoing items will be made effective earlier than one year after the effective date of any such previous change in that item.

            No such change will affect Certificates purchased before the effective date of such change.

  3.05      Discontinuance of Purchases

            Metropolitan has the right at any time to notify the Contractholder that no further purchases may be made under this Contract on or after the date specified in the notice. That date will be at least 90 days after the date the notice is given.

Form G.2952                           (4)

  3.06      Communications; Payments to Metropolitan

            All communications provided for in this Contract will be in writing unless Metropolitan otherwise agrees in writing. For this purpose, Metropolitan's address is its Home Office at One Madison Avenue, New York, New York 10010, and the Contractholder's address will be that which it designates to Metropolitan.

            All payments to Metropolitan in accordance with this Contract are payable to Metropolitan at its Home Office or such other office or offices which Metropolitan may designate.

            Any communication that may be made by the Contractholder may instead be made by a party or parties designated by the Contractholder for such purpose.

  3.07      Entire Contract

            This Contract is the entire contract between the parties. Any Contractholder statements will be deemed representations and not warranties. No agent, broker or other person, except an authorized officer of Metropolitan, may make or change any contract or certificates or make any binding promises about any contract or certificates on behalf of Metropolitan. Any amendment, modification or waiver of any provision of this Contract will be in writing and may be made effective on behalf of Metropolitan only by an authorized officer of Metropolitan.

  3.08      Termination of Contract

            This Contract will terminate upon Metropolitan and the Contract-holder's fulfillment of all their duties and obligations arising under this Contract.

Form G.2952                           (5)

TABLE I. ANNUITY PURCHASE RATES


Deferred Fixed Annuity - Term Certain and Life Annuity Form

Under this form annuity payments are payable monthly from the Annuity Commencement date, if the Annuitant is then living, to the date of the last payment before the later of (i) the Annuitant's death and (ii) the expiration of the term certain period that commences on the Annuity Commencement Date. Annuity payments payable during the Annuitant's lifetime are payable to the Annuitant unless the Owner directs Metropolitan otherwise; any annuity payments payable after the Annuitant's death are payable to the designated beneficiary.

                            Purchase Payments per $1.00 of Monthly Annuity
Integral Years              Payment if the Annuity Commencement Date is the
from Purchase               Annuitant's 65 Birthday and if the Term Certain
                                        --
to Commencement             Period is;
--------------------        ----------------------------------------------------

                                5 Years             10 YEARS          20 YEARS
                            ----------------    ---------------    -------------
      15                        $102.36             $105.83           $120.60
      10                         119.98              124.34            142.57
       5                         140.53              145.99            168.48

                                                                      Edition B
                                                                       (Unisex)

On request Metropolitan will furnish Purchase Payments for other forms of annuity, for annuities that provide benefits in event of the Annuitant's death and/or surrender values before the Annuity Commencement Date, and for ages or durations not shown above.

Form G.2952                           (6)